Exhibit 99.1

Travel + Leisure Co. Reports Fourth Quarter and Full-Year 2021 Results

ORLANDO, Fla. (February 23, 2022) — Travel + Leisure Co. (NYSE:TNL), the world’s leading membership and leisure travel company, today reported fourth quarter and full-year 2021 financial results for the period ended December 31, 2021.

Fourth quarter 2021 highlights:

•Net income from continuing operations of $110 million (diluted EPS of $1.26) on net revenue of $870 million

•Adjusted EBITDA of $228 million and adjusted diluted EPS of $1.19 (1)

•Resumed stock repurchase program and increased dividend

Full-year 2021 highlights:

•Net income from continuing operations of $313 million (diluted EPS of $3.58) on net revenue of $3.1 billion

•Adjusted EBITDA of $778 million and adjusted diluted EPS of $3.65

•Net cash provided by operating activities of $568 million and adjusted free cash flow of $223 million

Outlook:

•First quarter 2022 adjusted EBITDA is expected to range from $160 million to $170 million

•The Company will recommend a first quarter 2022 dividend of $0.40 per share for approval by the Board of Directors

“The continued recovery in leisure travel and business improvements made at the start of the pandemic helped us deliver full-year adjusted EBITDA and adjusted diluted EPS above our guidance range,” said Michael D. Brown, president and CEO of Travel + Leisure Co. “Based on our strong results in 2021 and optimism for the year ahead, we increased the dividend and resumed stock repurchases in the fourth quarter.”

“We anticipate that leisure travel will continue to lead the broader travel industry, which will support the 2025 growth plan announced at our Investor Day in September 2021.”
(1) This press release includes adjusted EBITDA, adjusted diluted EPS, adjusted free cash flow, gross VOI sales and adjusted net income/(loss), which are metrics that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures. Forward-looking non-GAAP measures are presented in this press release only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation is available without unreasonable effort.

Business Segment Results
The results of operations during the fourth quarter and full-year of 2021 and 2020 include impacts related to the COVID-19 global pandemic. Refer to Table 8 for a breakout of COVID-19 related impacts.

Vacation Ownership

$ in millions	Q4 2021	Q4 2020	% change	FY 2021	FY 2020	% change
Revenue	$695	$509	37%	$2,403	$1,625	48%
Adjusted EBITDA	$182	$115	58%	$558	$121	361%

Vacation Ownership revenue increased 37% to $695 million in the fourth quarter of 2021 compared to the same period in the prior year. Gross vacation ownership interest (VOI) sales were $432 million in the fourth quarter compared to $281 million in the prior year period and tours were 129,000 in the fourth quarter compared to 85,000 in the prior year period. Volume Per Guest (VPG) increased 10% to $3,222 due to strong close rates and higher quality tours in the fourth quarter compared to the prior year period.

Fourth quarter adjusted EBITDA was $182 million compared to $115 million in the prior year period. The increase was driven by higher Gross VOI sales due to the ongoing recovery of our operations from COVID-19 and improvement in the provision for loan losses.

Fourth quarter 2021 results include an adjustment to the COVID-19 related allowance for loan losses, resulting in a $44 million increase to revenue and a $16 million increase to cost of vacation ownership interests, and yielding a $28 million net positive impact to Adjusted EBITDA. Fourth quarter 2020 results also include an adjustment to the COVID-19 related allowance, resulting in a $20 million increase to revenue and a $7 million increase to cost of vacation ownership interests, yielding a $13 million net positive impact to Adjusted EBITDA.

Travel and Membership

$ in millions	Q4 2021	Q4 2020	% change	FY 2021	FY 2020	% change
Revenue	$179	$141	27%	$752	$552	36%
Adjusted EBITDA	$64	$50	28%	$282	$191	48%

Travel and Membership revenue increased 27% to $179 million in the fourth quarter driven by a 30% increase in transactions and 6% increase in revenue per transaction. Transactions grew year over year in every quarter of 2021 as we continue to recover from COVID-19 impacted levels.

Fourth quarter Adjusted EBITDA increased 28% to $64 million driven by higher revenue, partially offset by increased operational costs supporting the revenue increase.

Balance Sheet and Liquidity
Net Debt — As of December 31, 2021, the Company's leverage ratio for covenant purposes was 3.99x. The Company had $3.4 billion of corporate debt outstanding as of December 31, 2021, which excluded $1.9 billion of non-recourse debt related to its securitized notes receivables portfolio. Additionally, the Company had cash and cash equivalents of $369 million. At the end of the fourth quarter, the Company had $1.4 billion of liquidity in cash and cash equivalents and revolving credit facility availability.

The Company renewed its $1 billion revolving credit facility on October 22, 2021 and extended the term through October 2026. This renewal terminated the relief period and restrictions regarding share repurchases, dividends and acquisitions under the first amendment.

During the quarter, the Company issued $650 million senior secured notes due 2029 with an interest rate of 4.5% and paid off $650 million senior secured notes due March 2022. The Company's next long-term debt maturity is $400 million of secured notes due March 2023.

Timeshare Receivables Financing — The Company closed on a $350 million term securitization on October 26, 2021 with a weighted average coupon of 1.82% and a 98% advance rate.

Cash Flow — For the full-year 2021, net cash provided by operating activities was $568 million compared to $374 million in the prior year. Adjusted free cash flow was $223 million in 2021 compared to $35 million in the prior year.

Share Repurchases — The Company resumed share repurchase activity in the fourth quarter of 2021 and repurchased 0.5 million shares of common stock for $26 million at a weighted average price of $52.94 per share during the quarter.

Dividend — The Company paid $30 million ($0.35 per share) in cash dividends on December 30, 2021 to shareholders of record as of December 15, 2021. For the full-year 2021, Travel + Leisure Co. paid an aggregate $109 million in dividends to shareholders.

Outlook
For the first quarter of 2022, the Company expects adjusted EBITDA to range from $160 million to $170 million.

This guidance is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future.

Conference Call Information
Travel + Leisure Co. will hold a conference call with investors to discuss the Company’s results and outlook today at 8:30 a.m. ET. Participants may listen to a simultaneous webcast of the conference call, which may be accessed through the Company's website at investor.travelandleisureco.com, or by dialing 866-831-8713, passcode TNL, 10 minutes before the scheduled start time. For those unable to listen to the live broadcast, an archive of the webcast will be available on the Company's website for 90 days beginning at 12:00 p.m. ET today. Additionally, a telephone replay will be available for four days beginning at 12:00 p.m. ET today at 800-753-0348.

Presentation of Financial Information
Financial information discussed in this press release includes non-GAAP measures such as adjusted EBITDA, adjusted diluted EPS, adjusted free cash flow, gross VOI sales and adjusted net income/(loss), which include or exclude certain items, as well as non-GAAP guidance. The Company utilizes non-GAAP measures, defined in Table 9, on a regular basis to assess performance of its reportable segments and allocate resources. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors when considered with GAAP measures as an additional tool for further understanding and assessing the Company’s ongoing operating performance by adjusting for items which in our view do not necessarily reflect ongoing performance. Management also internally uses these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures for the reported periods appear in the financial tables section of the press release. See definitions on Table 9 for an explanation of our non-GAAP measures.

About Travel + Leisure Co.
Travel + Leisure Co. (NYSE:TNL) is the world’s leading membership and leisure travel company, with nearly 20 travel brands across its resort, travel club, and lifestyle portfolio. The company provides outstanding vacation experiences and travel inspiration to millions of owners, members, and subscribers every year through its products and services: Wyndham Destinations, the largest vacation ownership company with more than 245 vacation club resort locations across the globe; Panorama, the world’s foremost membership travel business that includes the largest vacation exchange company and subscription travel brands; and Travel + Leisure Group, featuring top travel content and travel services including the brand’s eponymous travel club. At Travel + Leisure Co., our global team of associates brings hospitality to millions each year, turning vacation inspiration into exceptional travel experiences. We put the world on vacation. Learn more at travelandleisureco.com.

Forward-Looking Statements
This press release includes “forward-looking statements” as that term is defined by the Securities and Exchange Commission (“SEC”). Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” “future” or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results of Travel + Leisure Co. and its subsidiaries (“Travel + Leisure Co.” or “we”) to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, risks associated with: the acquisition of the Travel + Leisure brand and the future prospects and plans for Travel + Leisure Co., including our ability to execute our strategies to grow our cornerstone timeshare and exchange businesses and expand into the broader leisure travel industry through new business extensions; our ability to compete in the highly competitive timeshare and leisure travel industries; uncertainties related to acquisitions, dispositions and other strategic transactions; the health of the travel industry and declines or disruptions caused by adverse economic conditions and unemployment rates, terrorism or acts of gun violence, political strife, war, pandemics, and severe weather events and other natural disasters; adverse changes in consumer travel and vacation patterns, consumer preferences and demand for our products; increased or unanticipated operating costs and other inherent business risks; our ability to comply with financial and restrictive covenants under our indebtedness and our ability to access capital markets on reasonable terms, at a reasonable cost or at all; maintaining the integrity of internal or customer data and protecting our systems from cyber-attacks; uncertainty with respect to the scope, impact and duration of the novel coronavirus global pandemic (“COVID-19”), including resurgences, the pace of recovery, distribution and adoption of vaccines and treatments, and actions in response to the evolving pandemic by governments, businesses and individuals; the timing and amount of future dividends and share repurchases, if any; and those other factors disclosed as risks under “Risk Factors” in documents we have filed with the SEC, including in Part I, Item 1A of our Annual Report on Form 10-K most recently filed with the SEC. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we undertake no obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

Contacts

Investors:
Christopher Agnew
Senior Vice President, FP&A and Investor Relations
(407) 626-4050
Christopher.Agnew@travelandleisure.com

Media:
Steven Goldsmith
Corporate Communications
(407) 626-5882
Steven.Goldsmith@travelandleisure.com

Travel + Leisure Co.
Table of Contents

Table Number
1.Consolidated Statements of Income/(Loss) (Unaudited)
2.Summary Data Sheet
3.Operating Statistics
4.Revenue by Reportable Segment
5.Non-GAAP Measure: Reconciliation of Net Income/(Loss) to Adjusted Net Income/(Loss) to Adjusted EBITDA
6.Non-GAAP Measure: Reconciliation of Net VOI Sales to Gross VOI Sales
7.Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
8.COVID-19 Related Impacts
9.Definitions

Table 1

Travel + Leisure Co.
Consolidated Statements of Income/(Loss) (Unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net revenues
Service and membership fees	$388	$293	$1,502	$1,139
Net VOI sales	366	231	1,176	505
Consumer financing	100	107	404	467
Other	16	14	52	49
Net revenues	870	645	3,134	2,160

Expenses
Operating	367	269	1,359	1,130
Cost of vacation ownership interests	52	29	157	2
Consumer financing interest	18	26	81	101
General and administrative	110	102	434	398
Marketing	102	82	363	329
Depreciation and amortization	31	32	124	126
COVID-19 related costs	—	6	4	88
Restructuring	—	12	(1)	39
Asset impairments/(recovery)	(5)	2	(5)	52
Total expenses	675	560	2,516	2,265

Operating income/(loss)	195	85	618	(105)
Other (income), net	(4)	(3)	(6)	(14)
Interest expense	50	54	198	192
Interest (income)	(1)	(1)	(3)	(7)
Income/(loss) before income taxes	150	35	429	(276)
Provision for/(benefit from) income taxes	40	31	116	(23)
Net income/(loss) from continuing operations	110	4	313	(253)
Loss on disposal of discontinued business, net of income taxes	(3)	(2)	(5)	(2)
Net income/(loss) attributable to TNL shareholders	$107	$2	$308	$(255)

Basic earnings/(loss) per share
Continuing operations	$1.27	$0.05	$3.62	$(2.95)
Discontinued operations	(0.04)	(0.02)	(0.06)	(0.02)
	$1.23	$0.03	$3.56	$(2.97)

Diluted earnings/(loss) per share
Continuing operations	$1.26	$0.05	$3.58	$(2.95)
Discontinued operations	(0.04)	(0.02)	(0.06)	(0.02)
	$1.22	$0.03	$3.52	$(2.97)

Weighted average shares outstanding
Basic	86.5	86.1	86.5	86.1
Diluted	87.4	86.6	87.3	86.1

Table 2

Travel + Leisure Co.
Summary Data Sheet
(in millions, except per share amounts, unless otherwise indicated)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	Change	2021	2020	Change
Consolidated Results

Net income/(loss) attributable to TNL shareholders	$107	$2	NM	$308	$(255)	221%
Diluted earnings/(loss) per share	$1.22	$0.03	NM	$3.52	$(2.97)	219%
Net income/(loss) from continuing operations	$110	$4	NM	$313	$(253)	224%
Diluted earnings/(loss) per share from continuing operations	$1.26	$0.05	NM	$3.58	$(2.95)	221%

Net income/(loss) margin	12.3%	0.3%		9.8%	(11.8)%

Adjusted Earnings/(Loss)
Adjusted EBITDA	$228	$148	54%	$778	$259	200%
Adjusted net income/(loss)	$104	$28	271%	$319	$(80)	499%
Adjusted diluted earnings/(loss) per share	$1.19	$0.32	272%	$3.65	$(0.94)	488%

Segment Results

Net Revenues
Vacation Ownership	$695	$509	37%	$2,403	$1,625	48%
Travel and Membership	179	141	27%	752	552	36%
Corporate and other	(4)	(5)		(21)	(17)
Total	$870	$645	35%	$3,134	$2,160	45%

Adjusted EBITDA
Vacation Ownership	$182	$115	58%	$558	$121	361%
Travel and Membership	64	50	28%	282	191	48%
Segment Adjusted EBITDA	246	165		840	312
Corporate and other	(18)	(17)		(62)	(53)
Total Adjusted EBITDA	$228	$148	54%	$778	$259	200%

Adjusted EBITDA Margin	26.2%	22.9%		24.8%	12.0%

Key Operating Statistics

Vacation Ownership
Gross VOI sales	$432	$281	54%	$1,491	$967	54%
Tours (in thousands)	129	85	52%	451	333	35%
VPG (in dollars)	$3,222	$2,938	10%	$3,143	$2,486	26%
New owner sales, volume mix	25.3%	25.3%		28.0%	27.3%
New owner sales, transaction mix	24.7%	24.8%		27.8%	28.9%

Travel and Membership
Transactions (in thousands)	452	348	30%	1,960	1,220	61%
Revenue per transaction (in dollars)	$270	$254	6%	$275	$258	7%
Avg. number of exchange members (in thousands)	3,831	3,652	5%	3,721	3,749	(1)%
NM is defined as Not Meaningful
Note: Amounts may not calculate due to rounding. See Table 9 for definitions. For a full reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to Table 5 and Table 6. See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures in accordance with GAAP.
In connection with the Travel + Leisure brand acquisition we updated the names and composition of our reportable segments to better align with how they are managed. We created the Travel + Leisure Group which falls under the Travel and Membership segment along with the Panorama business line. With the formation of Travel + Leisure Group, we decided that the operations of our Extra Holidays business, which focuses on direct to consumer bookings, better aligns with the operations of this new business line and therefore transitioned the management of our Extra Holidays business to the Travel and Membership segment. As such, we reclassified the results of our Extra Holidays business, which were previously reported within the Vacation Ownership segment, into the Travel and Membership segment.

Table 3

Travel + Leisure Co.
Operating Statistics: Vacation Ownership

The following operating statistics are the significant drivers of the Company's revenues and therefore provide an enhanced understanding of the Company's businesses:

	Year	Q1	Q2	Q3	Q4	Full Year
Gross VOI Sales (in millions) (a)	2021	$236	$383	$440	$432	$1,491
	2020	$413	$18	$256	$281	$967
	2019	$484	$626	$663	$582	$2,355

Tours (in thousands)	2021	76	117	129	129	451
	2020	162	6	80	85	333
	2019	192	249	269	234	945

VPG	2021	$2,847	$3,151	$3,233	$3,222	$3,143
	2020	$2,128	NM	$3,039	$2,938	$2,486
	2019	$2,405	$2,425	$2,332	$2,373	$2,381

Provision for Loan Losses (in millions) (b)	2021	$(38)	$(33)	$(49)	$(9)	$(129)
	2020	$(315)	$(30)	$(45)	$(25)	$(415)
	2019	$(109)	$(129)	$(135)	$(106)	$(479)

Provision for Loan Loss as a Percentage of Gross VOI Sales, net of Fee-for-Service sales	2021	18.1%	10.1% (c)	12.4% (d)	2.4% (e)	9.9% (f)
	2020	NM	NM	18.8%	9.5% (g)	NM
	2019	22.5%	21.2%	20.3%	18.6%	20.6%

Allowance for Loan Losses (in millions)	2021	$622	$573	$565	$510	$510
	2020	$930	$846	$788	$693	$693
	2019	$721	$735	$767	$747	$747

Gross Vacation Ownership Contract Receivables (in millions)	2021	$2,975	$2,892	$2,857	$2,819	$2,819
	2020	$3,722	$3,461	$3,309	$3,175	$3,175
	2019	$3,741	$3,783	$3,885	$3,867	$3,867

Allowance for Loan Loss as a Percentage of Gross Vacation Ownership Contract Receivables	2021	20.9%	19.8%	19.8%	18.1%	18.1%
	2020	25.0%	24.4%	23.8%	21.8%	21.8%
	2019	19.3%	19.4%	19.7%	19.3%	19.3%

Note:    Full year amounts and percentages may not compute due to rounding.
NM    Not Meaningful
(a)     Includes Gross VOI sales under the Company's Fee-for-Service sales. (See Table 6 for a reconciliation of Net VOI sales to Gross VOI sales).
(b)     Represents provision for estimated losses on vacation ownership contract receivables, which is recorded as contra revenue to vacation ownership interest sales on the Consolidated Statements of Income/(Loss).
(c)     The percentage was 18.0%, excluding the release of $26 million of the COVID-19 related provision during the period.
(d)    The percentage was 17.8%, excluding the release of $21 million of the COVID-19 related provision during the period.
(e)    The percentage was 14.1%, excluding the release of $44 million of the COVID-19 related provision during the period.
(f)    The percentage was 16.8%, excluding the release of $91 million of the COVID-19 related provision during the period.
(g)    The percentage was 17.3%, excluding the release of $20 million of the COVID-19 related provision during the period.

Table 3
(continued)
Travel + Leisure Co.
Operating Statistics: Travel and Membership

The following operating statistics are the significant drivers of the Company's revenues and therefore provide an enhanced understanding of the Company's businesses: (a)

	Year	Q1	Q2	Q3	Q4	Full Year
Transactions (in thousands)

Exchange	2021	354	314	256	257	1,182
Non-Exchange	2021	159	210	214	195	778
Total Transactions	2021	513	524	470	452	1,960

Exchange	2020	260	72	214	217	762
Non-Exchange	2020	141	44	142	131	458
Total Transactions	2020	401	116	356	348	1,220

Exchange	2019	444	377	367	304	1,493
Non-Exchange	2019	52	63	138	153	405
Total Transactions	2019	496	440	505	457	1,898

Revenue per transaction (in dollars)

Exchange	2021	$292	$331	$339	$335	$322
Non-Exchange	2021	$182	$231	$214	$184	$205
Total Revenue per transaction	2021	$258	$291	$282	$270	$275

Exchange	2020	$279	$540	$300	$330	$324
Non-Exchange	2020	$164	$133	$157	$128	$148
Total Revenue per transaction	2020	$239	$384	$243	$254	$258

Exchange	2019	$275	$276	$276	$307	$282
Non-Exchange	2019	$216	$185	$172	$165	$177
Total Revenue per transaction	2019	$269	$263	$247	$259	$259

Avg. Number of Exchange Members (in thousands)	2021	3,576	3,582	3,895	3,831	3,721
	2020	3,864	3,799	3,680	3,652	3,749
	2019	3,875	3,893	3,895	3,884	3,887

Note:    Full year amounts and percentages may not compute due to rounding.
(a)     Includes the impact of acquisitions from the acquisition dates forward.

Table 4

Travel + Leisure Co.
Revenue by Reportable Segment
(in millions)

	2021
	Q1	Q2	Q3	Q4	Full Year
Vacation Ownership
Net VOI Sales	$172	$294	$344	$366	$1,176
Property Management Fees and Reimbursable Revenues	157	161	171	182	671
Consumer Financing	98	102	103	100	404
Other Revenues	22	42	42	47	152
Total Vacation Ownership	449	599	660	695	2,403

Travel and Membership
Transaction Revenues	132	153	133	122	540
Subscription Revenues	41	43	43	48	176
Other Revenues	10	8	9	9	36
Total Travel and Membership	183	204	185	179	752
Total Reportable Segments	$632	$803	$845	$874	$3,155

	2020
	Q1	Q2	Q3	Q4	Full Year
Vacation Ownership
Net VOI Sales	$90	$(13)	$196	$231	$505
Property Management Fees and Reimbursable Revenues	170	122	146	145	583
Consumer Financing	127	119	115	107	467
Other Revenues	16	10	18	26	70
Total Vacation Ownership	403	238	475	509	1,625

Travel and Membership
Transaction Revenues	96	44	86	88	315
Subscription Revenues	44	33	43	40	160
Other Revenues	19	29	16	13	77
Total Travel and Membership	159	106	145	141	552
Total Reportable Segments	$562	$344	$620	$650	$2,177

	2019
	Q1	Q2	Q3	Q4	Full Year
Vacation Ownership
Net VOI Sales	$375	$481	$528	$464	$1,848
Property Management Fees and Reimbursable Revenues	163	162	170	176	672
Consumer Financing	125	128	132	130	515
Other Revenues	12	31	20	24	87
Total Vacation Ownership	675	802	850	794	3,122

Travel and Membership
Transaction Revenues	133	116	125	118	492
Subscription Revenues	55	54	54	53	216
Vacation Rental Revenue	38	48	60	7	153
Other Revenues	22	24	24	14	83
Total Travel and Membership	248	242	263	192	944
Total Reportable Segments	$923	$1,044	$1,113	$986	$4,066

Note: Full year amounts may not add across due to rounding.

Table 5
Travel + Leisure Co.
Non-GAAP Measure: Reconciliation of Net Income/(Loss) to
Adjusted Net Income/(Loss) to Adjusted EBITDA
(in millions, except diluted per share amounts)

	Three Months Ended December 31,
	2021	EPS	Margin %	2020	EPS	Margin %
Net income attributable to TNL shareholders	$107	$1.22	12.3%	$2	$0.03	0.3%
Loss on disposal of discontinued business, net of income taxes	(3)			(2)
Net income from continuing operations	$110	$1.26	12.6%	$4	$0.05	0.6%
Amortization of acquired intangibles (a)	2			2
Restructuring costs	—			12
COVID-19 related costs (b)	—			6
Legacy items	(2)			2
Unrealized gain on equity investment (c)	(3)			—
Impairments/(recovery) (d)	(5)			2
Taxes (e)	2			—
Adjusted net income	$104	$1.19	12.0%	$28	$0.32	4.3%
Income taxes on adjusted net income	38			31
Interest expense	50			54
Depreciation	29			30
Stock-based compensation expense (f)	8			6
Interest income	(1)			(1)
Adjusted EBITDA	$228		26.2%	$148		22.9%

Diluted Shares Outstanding	87.4			86.6

Table 5
(continued)

	Twelve Months Ended December 31,
	2021	EPS	Margin %	2020	EPS	Margin %
Net income/(loss) attributable to TNL shareholders	$308	$3.52	9.8%	$(255)	$(2.97)	(11.8)%
Loss on disposal of discontinued business, net of income taxes	(5)			(2)
Net income/(loss) from continuing operations	$313	$3.58	10.0%	$(253)	$(2.95)	(11.7)%
Amortization of acquired intangibles (a)	9			9
Legacy items	4			4
COVID-19 related costs (b)	3			56
Exchange inventory write-off	—			48
Restructuring costs	(1)			39
Unrealized gain on equity investment (c)	(3)			—
Impairments/(recovery) (d)	(5)			57
Taxes (e)	(1)			(40)
Adjusted net income/(loss)	$319	$3.65	10.2%	$(80)	$(0.94)	(3.7)%
Income taxes on adjusted net income/(loss)	117			17
Interest expense	198			192
Depreciation	115			117
Stock-based compensation expense (f)	32			20
Interest income	(3)			(7)
Adjusted EBITDA	$778		24.8%	$259		12.0%

Diluted Shares Outstanding	87.3			86.1

Amounts may not calculate due to rounding. The table above reconciles certain non-GAAP financial measures to their closest GAAP measure. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides adjusted net income/(loss), adjusted EBITDA, adjusted EBITDA margin, and adjusted diluted EPS to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. Non-GAAP measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP. Our presentation of adjusted measures may not be comparable to similarly-titled measures used by other companies. See "Presentation of Financial Information" and table 9 for the definitions of these non-GAAP measures.

(a)    Amortization of acquisition-related intangible assets is excluded from adjusted net income/(loss) and adjusted EBITDA.
(b)     Reflects severance and other employee costs associated with layoffs due to the COVID-19 workforce reduction offset in part by employee retention credits received in connection with the U.S. CARES Act, ARPA and similar international programs for wages paid to certain employees despite having operations suspended. This amount does not include costs associated with idle pay.
(c)    Represents the unrealized gain associated with Vacasa equity acquired as part of the consideration for the sale of North America vacation rentals. The total amount of unrealized gain on this investment was $9 million for the year ended December 31, 2021, of which $6 million is included in Asset Impairments/(recovery) on the Consolidated Statements of Income/(Loss) to offset the 2020 impairment recognized on this investment.
(d)    Includes $5 million of bad debt expense related to a note receivable for the twelve months ended December 31, 2020, included in Operating expenses on the Consolidated Statements of Income/(Loss).
(e)    The amounts represent the tax effects on the adjustments. In addition, during the three months ended December 31, 2020, the amounts are partially offset by $3 million of non-cash tax expense associated with COVID-19 related increases to valuation allowances and $5 million of additional tax related to the Company's former rentals businesses. In the twelve months ended December 31, 2020, the amounts are partially offset by $9 million of non-cash tax expense associated with COVID-19 related increases to valuation allowances and $5 million of additional tax related to the Company's former rentals businesses.
(f)     All stock-based compensation is excluded from adjusted EBITDA.

Table 6

Travel + Leisure Co.
Non-GAAP Measure: Reconciliation of Net VOI Sales to Gross VOI Sales
(in millions)

The Company believes gross VOI sales provide an enhanced understanding of the performance of its vacation ownership business because it directly measures the sales volume of this business during a given reporting period.

The following table provides a reconciliation of Net VOI sales (see Table 4) to Gross VOI sales (see Table 3):

Year
2021	Q1	Q2	Q3	Q4	Full Year

Net VOI sales	$172	$294	$344	$366	$1,176
Loan loss provision	38	33	49	9	129
Gross VOI sales, net of Fee-for-Service sales	210	327	393	375	1,305
Fee-for-Service sales	26	56	47	57	186
Gross VOI sales	$236	$383	$440	$432	$1,491

2020

Net VOI sales	$90	$(13)	$196	$231	$505
Loan loss provision	315	30	45	25	415
Gross VOI sales, net of Fee-for-Service sales	405	17	241	256	920
Fee-for-Service sales	8	1	15	25	47
Gross VOI sales	$413	$18	$256	$281	$967

2019

Net VOI sales	$375	$481	$528	$464	$1,848
Loan loss provision	109	129	135	106	479
Gross VOI sales, net of Fee-for-Service sales	484	610	663	570	2,327
Fee-for-Service sales	—	16	—	12	28
Gross VOI sales	$484	$626	$663	$582	$2,355

Note: Amounts may not add due to rounding.

Table 7

Travel + Leisure Co.
Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
(in millions)

	Twelve Months Ended December 31,
	2021	2020

Net cash provided by operating activities	$568	$374
Property and equipment additions	(57)	(69)
Sum of proceeds and principal payments of non-recourse vacation ownership debt	(294)	(333)
Free cash flow	$217	$(28)
Separation and other adjustments (a)	—	16
COVID-19 related adjustments (b)	6	47
Adjusted free cash flow (c)	$223	$35

(a)     Includes cash paid for separation-related activities and transaction costs for acquisitions and divestitures.
(b)     Includes cash paid for COVID-19 expenses factored into the calculation of Adjusted EBITDA.
(c)    The Company had $93 million of net cash used in investing and $1.29 billion of net cash used in financing activities for the year ended December 31, 2021, and $65 million of net cash used in investing activities and $502 million of net cash provided by financing activities for the year ended December 31, 2020.

Table 8

Travel + Leisure Co.
COVID-19 Related Impacts
(in millions)

The tables below present the COVID-19 related impacts to our results of operations for three and twelve months ended December 31, 2021, and the related classification on the Consolidated Statements of Income/(Loss):

Three Months Ended	Vacation Ownership	Travel and Membership	Corporate & Other	Consolidated	Non-GAAP Adjustments	Income Statement Classification
December 31, 2021
Allowance for loan losses:
Provision	$(44)	$—	$—	$(44)	$—	Vacation ownership interest sales
Recoveries	16	—	—	16	—	Cost of vacation ownership interests
Asset impairment recovery	—	(6)	—	(6)	(6)	Asset impairments/(recovery)
Total COVID-19	$(28)	$(6)	$—	$(34)	$(6)

Twelve Months Ended	Vacation Ownership	Travel and Membership	Corporate & Other	Consolidated	Non-GAAP Adjustments	Income Statement Classification
December 31, 2021
Allowance for loan losses:
Provision	$(91)	$—	$—	$(91)	$—	Vacation ownership interest sales
Recoveries	33	—	—	33	—	Cost of vacation ownership interests
Employee compensation related and other	3	—	1	4	3	COVID-19 related costs
Asset impairment recovery	—	(6)	—	(6)	(6)	Asset impairments/(recovery)
Lease-related	(1)	—	—	(1)	(1)	Restructuring
Total COVID-19	$(56)	$(6)	$1	$(61)	$(4)

Table 8
(continued)
The tables below present the COVID-19 related impacts to our results of operations for three and twelve months ended December 31, 2020, and the related classification on the Consolidated Statements of Income/(Loss):

Three Months Ended	Vacation Ownership	Travel and Membership	Corporate & Other	Consolidated	Non-GAAP Adjustments	Income Statement Classification
December 31, 2020
Allowance for loan losses:
Provision	$(20)	$—	$—	$(20)	$—	Vacation ownership interest sales
Recoveries	7	—	—	7	—	Cost of vacation ownership interests
Employee compensation related and other	3	2	2	7	6	COVID-19 related costs
Asset impairments	1	—	1	2	2	Asset impairments/(recovery)
Lease-related	12	—	—	12	12	Restructuring
Total COVID-19	$3	$2	$3	$8	$20

Twelve Months Ended	Vacation Ownership	Travel and Membership	Corporate & Other	Consolidated	Non-GAAP Adjustments	Income Statement Classification
December 31, 2020
Allowance for loan losses:
Provision	$205	$—	$—	$205	$—	Vacation ownership interest sales
Recoveries	(48)	—	—	(48)	—	Cost of vacation ownership interests
Employee compensation related and other	65	9	14	88	56	COVID-19 related costs
Asset impairments	21	34	1	56	56	Asset impairments/(recovery) and Operating expenses
Exchange inventory write-off	—	48	—	48	48	Operating expenses
Lease-related	14	22	—	36	36	Restructuring
Total COVID-19	$257	$113	$15	$385	$196

Table 9

Definitions
Adjusted Diluted Earnings/(Loss) per Share: A non-GAAP measure, defined by the Company as Adjusted net income/(loss) divided by the diluted weighted average number of common shares.
Adjusted EBITDA: A non-GAAP measure, defined by the Company as net income/(loss) from continuing operations before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Consolidated Statements of Income. Adjusted EBITDA also excludes stock-based compensation costs, separation and restructuring costs, legacy items, transaction costs for acquisitions and divestitures, impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels and Cendant, and the sale of the vacation rentals businesses. We believe that when considered with GAAP measures, Adjusted EBITDA is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.
Adjusted EBITDA Margin: A non-GAAP measure, represents Adjusted EBITDA as a percentage of revenue.
Adjusted Free Cash Flow: A non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt, while also adding back cash paid for transaction costs for acquisitions and divestitures, separation adjustments associated with the spin-off of Wyndham Hotels, and certain adjustments related to COVID-19. A limitation of using Adjusted free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that Adjusted free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Adjusted Net Income/(Loss): A non-GAAP measure, defined by the Company as net income/(loss) from continuing operations adjusted to exclude separation and restructuring costs, legacy items, transaction costs for acquisitions and divestitures, amortization of acquisition-related assets, debt modification costs, impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent and the tax effect of such adjustments. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels and Cendant, and the sale of the vacation rentals businesses.
Average Number of Exchange Members: Represents paid members in our vacation exchange programs who are considered to be in good standing.
Free Cash Flow (FCF): A non-GAAP measure, defined by TNL as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt. TNL believes FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using FCF versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that FCF does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Gross Vacation Ownership Interest Sales: A non-GAAP measure, represents sales of vacation ownership interests (VOIs), including sales under the fee-for-service program before the effect of loan loss provisions. We believe that Gross VOI sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.
Leverage Ratio: The Company calculates leverage ratio as net debt divided by Adjusted EBITDA as defined in the credit agreement.
Net Debt: Net debt equals total debt outstanding, less non-recourse vacation ownership debt and cash and cash equivalents.
New owner sales, volume mix: Represents VOI sales (tour generated plus telephonic) to first time buyers as a percentage of total VOI sales.
New owner sales, transactions mix: Represents the number of first time buyer transactions as a percentage of the total number of VOIs sold during the period.
Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.
Travel and Membership Revenue per Transaction: Represents transactional revenue divided by transactions, provided in two categories; Exchange, which is primarily RCI, and non-Exchange.
Travel and Membership Transactions: Represents the number of vacation bookings recognized as revenue during the period, net of cancellations, provided in two categories; Exchange, which is primarily RCI, and non-Exchange.
Volume Per Guest (VPG): Represents Gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. The Company has excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel.